UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
 _____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2014
_________________________
SEARS HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51217		20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 -	Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 4, 2014, Sears Holdings Corporation (“Holdings”) completed the previously announced distribution of 100% of the outstanding shares of common stock of Lands' End, Inc. (“Lands' End”) to Holdings' stockholders (the “Distribution”).  As a result of the Distribution, Lands' End has separated from Holdings and its common stock began regular-way trading on the NASDAQ Capital Market under the symbol “LE” on April 7, 2014.  Holdings distributed a total of approximately 32 million shares of Lands' End common stock to the Holdings' stockholders of record as of 5:30 p.m. Eastern time on March 24, 2014, the record date.

Section 8 -	Other Events

Item 8.01	Other Events.

Holdings received aggregate gross proceeds from the Distribution of $500 million, consisting of a cash dividend paid by Lands' End prior to the Distribution to a subsidiary of Holdings. The proceeds of the dividend were used to reduce borrowings under Holdings' domestic revolving credit facility.

Section 9 -	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(b)
The unaudited pro forma consolidated financial information of Holdings giving effect to the Distribution, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached hereto as Exhibit 99.1.

	(d)	Exhibit
Exhibit 99.1 - Unaudited pro forma consolidated financial information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker
Vice President, Controller and Chief Accounting Officer

Date: April 8, 2014

Exhibit Index

99.1	Unaudited pro forma consolidated financial information.